Exhibit 99.1

Manhattan Pharmaceuticals to Voluntarily Withdraw its
American Stock Exchange Common Stock Listing

Company to Move to Complete Joint Venture Agreement with Nordic Biotech

NEW YORK, NY FEB 22, 2008 - Manhattan Pharmaceuticals, Inc. (AMEX: MHA) today announced that it has formally notified the American Stock Exchange (“AMEX”) that it intends to voluntarily delist its common stock from AMEX. The company expects that the delisting will become effective within the next 25 calendar days. The company had been notified by AMEX on December 3, 2007, that failure to regain compliance with AMEX's listing requirements by April 16, 2008, will likely result in AMEX's staff initiating delisting proceedings pursuant to Section 1009 of the AMEX Company Guide. As the company could not ensure that it would meet such listing requirements, and in order to close on the joint venture transaction it recently entered into with Nordic Biotech Advisors ApS (Nordic) for the development and commercialization of Hedrin, the company’s novel, non-insecticide treatment for head lice, the company determined to delist its common stock from AMEX.
Under the terms of the Nordic joint venture, the number of potentially issuable shares represented by the put and call features of the joint venture agreement, and the warrant issuable to Nordic, would exceed 19.9% of Manhattan Pharmaceuticals’ total outstanding shares and would be issued at a price below the greater of book or market value. As a result, under AMEX regulations, the company would not be able to complete the transaction without first receiving either stockholder approval for the transaction, or a formal AMEX "financial viability" exception from AMEX's stockholder approval requirement. The company estimates that obtaining stockholder approval to comply with AMEX regulations would take a minimum of 45 days to complete. The company has been discussing the financial viability exception with AMEX since February 1, 2008, and has, as of the date hereof, neither received the exception nor been denied the exception. If the exception is received, AMEX regulations require that at least 10 days prior notice be given to stockholders before the transaction may be completed. The company has determined that its financial condition requires that it complete the transaction immediately, and that the company's financial viability depends on its completion of the transaction without further delay.
Accordingly, to maintain the company's financial viability, the company has determined to voluntarily delist its common stock from the AMEX and will neither seek stockholder approval under AMEX regulations nor will it wait for AMEX to issue a final determination as to the company's request for a financial viability exception.

“After careful consideration, we believe that our decision to voluntarily withdraw Manhattan Pharmaceuticals’ listing from AMEX is in the best interest of the company and our shareholders,” stated Douglas Abel, president and chief executive officer of Manhattan Pharmaceuticals. “The action we are taking will allow us to dedicate our resources more fully to the most important operational aspects of our business including the completion of this important joint venture with Nordic and the ongoing development of our pipeline.”
Following a required notice period, and the filing of a Form 25 with the Securities and Exchange Commission, Manhattan Pharmaceuticals’ common stock will no longer be listed on the AMEX. At that time, the company expects that its common stock will trade on the Over the Counter Bulletin Board. Manhattan Pharmaceuticals intends to maintain corporate governance, disclosure and reporting procedures consistent with applicable law.
As a result of Manhattan Pharmaceuticals’ voluntary delisting from AMEX, the company had to request that Nordic waive certain of its closing conditions in order to complete the joint venture transaction. In return for Nordic’s waiver, modifications were made to the joint venture agreement. The terms of the company's call were modified such that the price of Manhattan Pharmaceuticals common stock must now be at or above $1.40 for 30 consecutive trading days as compared to $1.05 share price before the modification. In addition, Nordic can now refuse Manhattan Pharmaceuticals’ call by paying the company up to $1.5 million as compared to up to $2.0 million before the modification. Also in consideration of Nordic’s waiver, the amount of Nordic’s minimum guaranteed return from the joint venture has been increased from 5% to 6% of Hedrin sales.

About Manhattan Pharmaceuticals, Inc.
Manhattan Pharmaceuticals, Inc. is a pharmaceutical company that acquires and develops novel, high-value drug candidates primarily for the treatment of dermatologic and immune disorders. With a pipeline consisting of four clinical stage product candidates, Manhattan Pharmaceuticals is developing potential therapeutics for large, underserved patient populations seeking superior treatments for conditions including pedicultitis (head lice), psoriasis, atopic dermatitis (eczema), and mastocytosis. (http://www.manhattanpharma.com)

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.’s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that we will be able to complete the joint venture transaction with Nordic, that AMEX will not take additional action against the company for closing the transaction without stockholder approval, that one or more market makers will apply to have our common stock traded on the OTC Bulletin Board, that we will be able to register the common stock underlying the put, call and warrant in time to avoid the liquidated damages that will accrue if we are unable to register the shares of common stock underlying the warrants and the put/call rights referred to in this press release in a timely manner,  that Manhattan Pharmaceuticals, Inc.'s development efforts relating to Hedrin or any other current or future product candidates will be successful, that any clinical study will be completed or will return positive results, or that we will be able to out-license its discontinued programs to other companies on terms acceptable to Manhattan Pharmaceuticals, Inc. or at all. Other risks that may affect forward-looking information contained in this press release include the company's extremely limited capital resources, the possibility of being unable to obtain regulatory approval of Manhattan Pharmaceuticals, Inc.’s product candidates , or obtain the treatment we are seeking for Hedrin , the risk that the results of clinical trials may not support the company’s claims, the risk that the company’s product candidates may not achieve market acceptance in North America or elsewhere, the company’s reliance on third-party researchers to develop its product candidates, availability of patent protection, the risk that sufficient capital may not be available to develop and commercialize the company’s product candidates, and the company’s lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2006. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

 Contact Information
Michael G. McGuinness
Chief Financial Officer
(212) 582-3950